Certification of Principal Executive Officer
     Pursuant  to  18 U.S.C. 1350 (Section 906 of  the  Sarbanes-
                   Oxley Act of 2002)



          I, Raynerd B. Carson, President and Chief Executive Officer of World Ventures Inc., certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 6-K for the period ended January 31, 2004 of World Ventures Inc. that:


          (1) The Quarterly Report on Form 6-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

          (2) The information contained and incorporated by reference in the Quarterly Report on Form 6-K fairly presents, in all material respects, the financial condition and results of operations of World Ventures Inc.



     /s/ Raynerd B. Carson
     -----------------------
     Raynerd B. Carson
     President (Chief Executive Officer)
     March 31, 2004



     A  SIGNED  ORIGINAL  OF THIS WRITTEN STATEMENT  REQUIRED  BY
     SECTION 906 HAS BEEN PROVIDED TO WORLD VENTURES INC. AND WILL BE RETAINED BY WORLD VENTURES INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.